UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2023

Innovative Food Holdings, Inc.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction

of incorporation)

0-9376

(Commission

File Number)

20-1167761

(IRS Employer

Identification No.)

28411 Race Track Road, Bonita Springs, Florida	34135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 596-0204

                                          N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Term Loan Refinancing

As previously disclosed in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on June 14, 2022 by Innovative Food Holdings, Inc. (the “Company”), the Company and its subsidiary Innovative Food Properties, LLC (“IFP,” and together with the Company, the “Borrowers”) entered into two term loan agreements with MapleMark Bank (“MapleMark”), each dated as of June 6, 2022, which provided for (i) a term loan secured by the Company’s real estate in Pennsylvania in the aggregate principal amount of $7,775,680, of which $5,234,733 was outstanding as of March 31, 2023 (the “2022 PA Loan”), and (ii) a term loan secured by the Company’s real estate in Illinois and Florida in the aggregate principal amount of $2,680,000, of which $356,800 was outstanding as of March 31, 2023 (the “2022 FL/IL Loan” and together with the 2022 PA Loan, the “2022 Term Loans”).

On June 9, 2023, the Company received approval from the U.S. Department of Agriculture’s Business & Industry Program of a guarantee of a portion the 2022 Term Loans (the “USDA Guarantee”).

The Refinanced PA Loan

The USDA Guarantee allowed for the refinancing of the 2022 PA Loan and a portion of the 2022 FL/IL Loan (the “Refinancing”) pursuant to a new loan agreement, dated as of June 13, 2023, by and among the Borrowers and MapleMark (the “New PA Loan Agreement”), which provides for a term loan in the aggregate principal amount of $9,057,840 (the “New PA Loan”). In connection with the New PA Loan, the Borrowers also issued a promissory note, effective May 27, 2023, to MapleMark in the aggregate principal amount of $9,057,840 (the “New PA Note”).

The New PA Loan extends the maturity date of the 2022 PA Loan from May 27, 2023 to June 13, 2048 and will bear interest at the rate equal to the lesser of (i) the Maximum Lawful Rate (as defined in the New PA Note) and (ii) the greater of (x) the Base Rate (as defined in the New PA Note) plus 1.25% per annum and (y) 4.50% per annum. The New PA Note is payable in installments of principal and accrued interest in the amount of $80,025.01, due and payable on the first day of each calendar month during the term of the New PA Loan, commencing July 1, 2023.

The New PA Loan Agreement contains negative covenants that, subject to certain exceptions, limits the ability of the Company and its subsidiaries to, among other things, incur additional indebtedness, make restricted payments, pledge their assets as security, make investments, loans, advances, guarantees and acquisitions, undergo fundamental changes and enter transactions with affiliates.

The New PA Loan Agreement also provides that the Company and its subsidiaries, on a consolidated basis, must have a Fixed Charge Coverage Ratio (as defined the New PA Loan Agreement), of not less than 1.25 to 1.00, as further described in the New PA Loan Agreement.

The New PA Loan Agreement contains events of default that are customary for a facility of this nature, including (subject in certain cases to grace periods and thresholds) nonpayment of principal, nonpayment of interest, fees or other amounts, material inaccuracy of representations and warranties, violation of covenants, cross-default to certain other existing indebtedness, bankruptcy or insolvency events, and certain judgment defaults as specified in the New PA Loan Agreement. If an event of default occurs, the maturity of the amounts owed under the New PA Loan may become accelerated.

The USDA Guarantee backs 80% of the New PA Loan. The obligations under the New PA Loan are also guaranteed by the Company and its subsidiaries and are secured by a mortgage on the Company’s real estate located in Pennsylvania and substantially all of the assets of the Company and its subsidiaries, in each case, subject to certain exceptions and permitted liens.

The foregoing descriptions of the New PA Loan Agreement, New PA Note and the material ancillary documents do not purport to be complete and are qualified in their entirety by reference to the complete text of such documents, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated by reference herein.

2022 FL/IL Loan Modification

In connection with the Refinancing, on June 13, 2023, the Company entered into a modification, effective as of May 27, 2023, of the loan agreement, dated as of June 6, 2022, relating to the 2022 FL/IL Loan (the “FL/IL Loan Modification”). The FL/IL Loan Modification extended the maturity date of the 2022 FL/IL Loan from May 27, 2023 to May 27, 2033.

The Borrowers also issued an amended and restated promissory note, effective as of May 27, 2023, to MapleMark in the aggregate principal amount of $356,800 for the 2022 FL/IL Loan as modified by the FL/IL Loan Modification (the “A&R FL/IL Note”). The A&R FL/IL Note amends and restates the amended and restated promissory note, dated as of February 26, 2023, in the aggregate principal amount of $2,680,000 .

Under the A&R FL/IL Note, the 2022 FL/IL Loan will bear interest at the rate equal to the lesser of (a) the Maximum Lawful Rate (as defined in the A&R FL/IL Note) or (b) 6.64% per annum. Installments of principal and accrued interest in the amount of $2,311.34 are due and payable on the first day of each calendar month during the term of the A&R FL/IL Note, commencing on June 1, 2023. Except as modified by FL/IL Loan Modification and the A&R FL/IL Note, the terms of the 2022 FL/IL remain in effect.

The foregoing descriptions of the FL/IL Loan Modification and the A&R FL/IL Note do not purport to be complete and are qualified in their entirety by reference to the complete text of such documents, copies of which are attached hereto as Exhibits 10.4 and 10.5 and incorporated by reference herein.

Revolving Credit Facility Modification

As previously disclosed in a Current Report on Form 8-K filed by the Company with the SEC on June 14, 2022, the Company entered into a loan agreement, dated as of June 6, 2022, with MapleMark (the “2022 Revolver Loan Agreement”), which provided for a senior secured revolving credit facility (the “Revolving Credit Facility”) in the initial aggregate principal amount of approximately $2,014,333.

On June 13, 2023, the Company and MapleMark entered into a modification of the 2022 Revolver Loan Agreement, effective as of May 27, 2023 (the “Revolver Loan Modification”), which extended the termination date of the Revolving Credit Facility one year from May 27, 2023 to May 27, 2024 (the “Revolver Extension”). Under the terms of the 2022 Revolver Loan Agreement, the Revolver Extension triggered an increase in the aggregate principal amount available under the Revolving Credit Facility to $3,000,000. Except as modified by the Revolver Loan Modification, the existing terms of the 2022 Revolver Loan Agreement remain in effect.

The foregoing description of the Revolver Loan Modification does not purport to be complete and is qualified in its entirety by reference to the complete text of the Revolver Loan Modification, a copy of which is attached hereto as Exhibit 10.6 and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Loan Documents is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
10.1	Loan Agreement, dated as of June 13, 2023, by and among the Borrowers and MapleMark (PA).
10.2	Promissory Note, effective as of June 13, 2023, issued by the Borrowers to MapleMark (PA).
10.3	Pledge and Security Agreement, dated as of June 13, 2023, by and among the Borrowers and MapleMark (PA).
10.4	Loan Modification, effective as of May 27, 2023, by and among the Borrowers and MapleMark (FL, IL).
10.5	Amended and Restated Promissory Note, effective as of May 27, 2023, issued by the Borrowers to MapleMark (FL, IL).
10.6	Loan Modification, effective as of May 27, 2023, by and between the Company and MapleMark.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: June 20, 2023	By: /s/ Richard Tang Richard Tang Chief Financial Officer